Investor Presentation March 2017

Statement on Forward-Looking Information Certain statements included in this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as "anticipate," "believe," "expect," "may," "forecast," "project," "should," "estimate," "plan," "outlook," "target," "likely," "will," "to be" or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company's control. Factors that could affect the Company's results include, but are not limited to: the Company's ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company's voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company's ability to consummate its plan of reorganization (the Plan); the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company's ability to consummate the Plan and restructuring generally; increased advisory costs to execute the Plan; the volatility of the trading price of the Company's common stock and the absence of correlation between any increases in the trading price and the Company's expectation that the common stock will be cancelled and extinguished upon the effective date of the Plan with no payments made to the holders of the Company's common stock; the Company's ability to continue as a going concern including the Company's ability to consummate the Plan; the risk that the Plan does not become effective, in which case there can be no assurance that the Chapter 11 Cases will continue rather than be converted to Chapter 7 liquidation cases or that any alternative plan of reorganization would be on terms as favorable to holders of claims and interests as the terms of the Plan; the Company's ability to use cash collateral and the possibility that the Company may be required to post additional collateral; the effect of the Chapter 11 Cases on the Company's relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company's liquidity, results of operations, or business prospects; the Company's ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company's international operations, including the Company's business operations in Australia; competition in the energy market and supply and demand for the Company's products, including the impact of alternative energy sources, such as natural gas and renewables; global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company's products by electric power generators; the Company's ability to successfully consummate planned divestitures, including the planned sale of the Metropolitan Mine; the Company's ability to appropriately secure its requirements for reclamation, federal and state workers' compensation, federal coal leases and other obligations related to the Company's operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the Company's ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company's ability to obtain and renew permits necessary for the Company's operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; the lack of an established market for the shares of new common stock (Reorganized PEC Common Stock) or the preferred stock (Preferred Equity) to be issued pursuant to the Plan on the Plan Effective Date, and potential dilution of Reorganized PEC Common Stock due to future issuances of equity securities; the Company’s ability to generate sufficient cash to service all of our expected post-emergence indebtedness; our post-emergence debt instruments and capital structure will place certain limits on the Company’s ability to pay dividends and repurchase common stock; the Company’s ability to comply with financial and other restrictive covenants in various agreements, including the credit facility proposed in connection with the Plan; and other risks detailed in the Company's reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. As outlined in the Plan, our equity securities will be cancelled and extinguished upon the effective date of the Plan, and holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests.

Regarding Peabody’s Plan of Reorganization Under the terms of the confirmed plan of reorganization, all shares of Peabody common stock trading under OTC: BTUUQ will be cancelled for no value on the effective date of the plan. Following emergence, the company expects new Peabody shares of common stock to trade on the New York Stock Exchange under the ticker NYSE: BTU. Other plan features include: New equity and debt exit financing Third-party reclamation bonding Multiple settlements with various parties Board of directors selection 93% overall plan voting support, carrying all 20 voting classes Target early April emergence and NYSE listing

4 “The New BTU” Positioned to Create Substantial Value for Shareholders Over Time Profile Operations Financial Only global pure-play coal investment Scale and diversity of geography and products Serves best demand centers in U.S. and high-growth Asia Superior U.S. assets and operations Restructured balance sheet with significantly reduced debt Experienced international management Strengthened Australia platform Leading PRB operations with low costs and high margins Safety and sustainability Technology driven Returning cash generation to shareholders over time New investments filtered on higher returns Creating a solid capital structure through all cycles

23 operations In U.S. and Australia ~6,700 Skilled Employees Globally $4.7 billion 2016 Revenues 25+ countries Served by Peabody Operating model includes: Americas and Australia business units Marketing/Trading services function Lean and scalable corporate structure Core sectors include: Powder River Basin (PRB) Illinois Basin (ILB) Asia-Pacific met and thermal Leading voice in: Sustainable mining Energy access Clean coal technologies 5.6 billion Tons Proven/Probable Reserves Fortune 500 company Peabody: World’s Largest Private-Sector Coal Company Note: Information as of the year ended Dec. 31, 2016. Proven and probable reserves reflect estimated amounts as of Dec. 31, 2016.

U.S. Industry: Coal Expected to Remain Major Component of U.S. Generation Mix

- 2017 utility coal consumption expected to respond to higher natural gas prices
- Utility demand projected to decline 5 to 15 million tons from 2016 to 2021
  - ~50 GW of plant retirements expected by 2021, largely offset by higher plant operating levels
- Coal expected to continue to supply nearly 30% of U.S. electricity demand by 2021
- PRB and Illinois Basin competitive against natural gas above:
  - SPRB: $2.50 to $2.75/mmBtu
  - ILB: $3.00 to $3.50/mmBtu
  - CAPP: $3.75 to $4.25/mmBtu

2016 Coal Demand



PRB 38%
ILB 13%
Other Basins 49%

PRB and ILB projected to supply nearly 55% of U.S. coal by 2021

Expected 2021 Coal Demand



PRB 40%
ILB 14%
Other Basins 46%

Peabody

Source: Industry reports and Peabody Global Energy Analytics. Competitiveness with natural gas is very plant specific and highly dependent on a number of factors, including transportation costs. CAPP stands for Central Appalachian.

6

Seaborne thermal demand projected to increase 25 to 35 million tonnes from 2016 – 2021 Over 50 GW of new coal- fueled capacity expected to be added on average each year through 2021 Transition towards lower carbon-emitting coal fleet Majority of new capacity expected to be ultra or supercritical boiler types Shift to enhanced boilers results in stronger demand for higher quality coal from Australia Seaborne Thermal Coal Demand Growth 2016 – 2021 (tonnes in millions) Source: Industry reports and Peabody Global Energy Analytics. Timing of new capacity additions subject to significant revision based on multiple factors. Global Thermal: Asia-Pacific Drives Seaborne Demand; Australia Positioned to Serve Growth China Southeast Asia India Atlantic Japan S. Korea

Major tightening in supply and demand balance in 2016 prices Sharply higher prices result from 12 million tonnes import increase in China Seaborne met coal demand expected to increase 10 to 15% from 2016 to 2021 Growth led by India, which is expected to become largest importer of seaborne metallurgical coal Australia well-positioned to supply increased demand; projected to lead growth in exports Expected Seaborne Met Coal Demand 2016 – 2021 (tonnes in millions) China India Japan Europe S. Korea Other Source: Industry reports; Peabody Global Energy Analytics. Global Metallurgical: Longer-Term Seaborne Met Coal Demand Growth Driven by India

Peabody: World’s Only Global Pure-Play Coal Investment Note: Peabody agreed to the sale of Metropolitan Mine in Q4 2016 and the transaction is currently under review by the Australian Competition and Consumer Commission. Peabody owns a 50% equity interest in the Middlemount Mine and accounts for the results of the mine’s operations as an equity method investment. Reserves (tons in millions) Assigned Unassigned Proven and Probable Powder River Basin 2,713 — 2,713 Midwestern U.S. 413 1,309 1,722 Western U.S. 412 84 496 Australian Thermal 294 — 294 Australian Met 192 226 418 Total 4,024 1,619 5,643 Strategic Reserve Position

Leading Coal Producer with Significant Product and Geographic Diversity Note: Mining tons sold classified by product and production location based on publicly available information.

Productivity, cost reductions drive average 25% gross margins across 4 of 5 mining segments Australian met coal margins reflect HCC benchmark pricing of $114 per tonne Met coal margins reach 26% in Q4 2016 Aggregating large supply centers/complexes Leveraging best practices and technology-driven solutions across global operations Note: Revenue per Ton, Cost per Ton and Margin per Ton are Non-GAAP measures. Revenue per Ton and Margin per Ton are equal to Revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment Tons Sold. Gross Margin is equal to Margin per Ton divided by Revenue per Ton. Operating Costs per Ton is also a non-GAAP measure, equal to Revenue per Ton less Margin per Ton. Please refer to the Appendix for information on these Non-GAAP measures. Operating Margins Reflect Cost Reductions Over Time 2016 Revenue Per Ton Costs Per Ton Margins Per Ton Gross Margin Powder River Basin $13.02 $9.66 $3.36 26% Midwestern U.S. $43.39 $31.49 $11.90 27% Western U.S. $38.30 $30.90 $7.40 19% Australian Thermal $38.79 $28.56 $10.23 26% Australian Met $81.41 $82.63 $(1.22) (1)%

Americas: Reserves and Enhanced Methods Drive World-Class Mining, Enhanced Margins Peabody operates three of four most productive mines in U.S. PRB labor productivity and gross margins superior to peers Substantial reserve position, advanced mining methods drive productivity Major technology focus including integrated real-time planning and logistics to deliver customized requirements, centralized monitoring systems Peer Avg. Source: Public company reports; Ventyx. Peers include Arch Coal, Cloud Peak Energy and Alpha Natural Resources, which is no longer is a public company and does not have 2016 included in average. Gross Margin percentage calculated as Adjusted EBITDA by segment divided by Revenue by segment . Adjusted EBITDA and Gross Margins are non-GAAP measure sand may not be calculated identically by all companies. Please refer to the appendix for information on these non-GAAP measures. Productivity defined as total production divided by employee hours.

Australian Units Costs Decline 45% in Four Years, Greatly Improving Competiveness

- Cost reductions aided by:
  - Currency and fuel
  - Owner-operator conversions
  - Major process improvements
- Australian capital investment declines more than 90% from 2012, while workforce decreases 35% from peak
- Australian NOLs of A$4.76 billion
- Targeting smaller, more efficient met coal platform over time
  - Planned sale of Metropolitan Mine; higher-cost Burton Mine placed on care and maintenance in late 2016

Operating Costs per Ton (USD)



$89
$79
$67
$51
$49
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2012
2013
2014
2015
2016

Peabody

Note: Australian net operating losses as of Dec. 31, 2016. Peabody agreed to the sale of the Metropolitan Mine in Q4 2016. Operating costs per ton is a non-GAAP measure, equal to Revenue per Ton less Margin per Ton. As reflected on this slide, Australia incorporates Peabody's Australian Thermal and Australian Metallurgical reporting segments. Please refer to the appendix for information on non-GAAP measures. Middlemount results excluded from above; current sales ~2 million tons per year.

13

U.S. Operations Provide Balance with Australian Access to Higher-Growth Asia-Pacific Demand 95% of Americas 2017 volumes already priced 43% priced for 2018 Provides revenue visibility Stable 2013 to 2016 margins ranging from 24% to 28% Australia access to high-growth Asia-Pacific demand provides substantial upside during strong industry conditions De-risking steps taken so high-beta products represent appropriate part of portfolio Source: Peabody and IMF GDP forecast. Note: Contracted breakdown shown as of Dec. 31, 2016. Historical margin percentages are equal to Adjusted EBITDA for our U.S. segments, which include the Powder River Basin, Midwestern U.S., and Western U.S. reporting segments, divided by total U.S. Revenue for our U.S. segments. Adjusted EBITDA is a non-GAAP measure; please refer to the appendix for information on our non-GAAP measures. Emerging Asia includes China, Taiwan, India, Indonesia, Malaysia, Thailand and Vietnam. 95% 43% 13%

$686 million 2016 Adjusted EBITDAR $1.97 billion Emergence Debt $3.1 billion Emergence Plan Equity Note: Adjusted EBITDAR is a non-GAAP measure. Please refer to the appendix for information regarding our non-GAAP measures. Emergence plan equity as presented in the Second Amended Disclosure Statement. Peabody calculates gross leverage as total debt divided by Adjusted EBITDA. Under terms of the credit agreement, dividends may commence in 2018, subject to a cap and leverage ratio test. 2.0x Targeted Gross Leverage Managing all aspects of balance sheet, reducing liabilities, maximizing return on investment Lower interest expense Modified hedging strategies Near-term debt reduction Built-in excess cash flow sweep to drive debt reduction Sharp return orientation for future investments emphasizing: Returns in excess of cost of capital Near-term payback period Reviewing dividend policy to return cash to shareholders Dividends permitted beginning in 2018 Creating Solid Capital Structure Through All cycles New Capital Structure, Focused Capital Discipline

Holistic View of Debt and Other Obligations

- Sustainable capital structure
  - Focus on leverage and other long-term liabilities balanced with returning cash to shareholders over time
- Staggered debt maturities at 5 and 8 years
- Manageable post-retirement benefits
  - Future annual post-retirement health care payments expected to be ~$55 to $60 million
  - Pension plan ~80% funded
- Final reclamation costs accounted for through ARO liability
  - Majority of reclamation occurs throughout mining process
  - Annual final reclamation payments expected to be ~$25 to $35 million

Plan Enterprise Value of $4.3 Billion	
Common shares	$2.0 billion
Preferred shares	$1.1 billion
6.000% Senior Secured Notes due 2022	$500 million
6.375% Senior Secured Notes due 2025	$500 million
Term Loan	$950 million
Targeted Emergence Cash	~$800 million

Other Liabilities			
Million $	**2016 Liability**	**2016 Expense**	**2016 Cash**
Postretirement Health Care	$812.1	$56.1	$48.4
Pension	$186.3	$23.7	$1.1
Consolidated ARO	$758.8	$41.8	$28.7

Peabody

Note: Debt balances included in plan enterprise value table excludes approximately $20 million in capital leases. Emergence plan enterprise value as presented in the Second Amended Disclosure Statement. As a condition precedent to emergence, Peabody is required to have a minimum of $600 cash.

16

Combining 150+ years of related industry experience Experienced International Management Team with Focus on Value Note: Reflects management team post-emergence. Verona Dorch EVP and Chief Legal Officer Glenn Kellow President and CEO Kemal Williamson President – Americas Operations 30+ years in executive leadership, operations and finance roles in mining, energy and steel businesses on four continents Brings 30+ years of experience in mining engineering and operations roles across North America and Australia 20+ years of legal experience counseling diverse global businesses Amy Schwetz EVP and CFO Charles Meintjes EVP Corporate Services and Chief Commercial Officer George Schuller Jr. President – Australian Operations Broad financial experience in U.S. and Australia; helped guide platforms in major initiatives to improve productivity, lower costs Offers 30+ years of experience in surface and underground operations in the U.S. and Australia Extensive experience in strategy and operations with mining companies on three continents

New Board of Directors Represents Independence, Skills and Expertise 8 of 9 Independent Directors Glenn Kellow – President and CEO of Peabody; director and executive committee member of the World Coal Association, U.S. National Mining Association and the International Energy Agency Coal Industry Advisory Board Nicholas Chirekos – Former North America Head of Mining, J.P. Morgan Stephen Gorman – President and CEO of Borden Dairy Company; Former Chief Operating Officer of Delta Air Lines Joe Laymon – Vice President of Human Resources and Corporate Services for Chevron Corporation; Former Group VP for Ford Motor Company Teresa Madden – Former EVP and CFO of Xcel Energy, Inc. Robert Malone – Former Chairman of the Board and President of BP America Inc. Kenneth Moore – Former Managing Director of First Reserve Corporation Michael Sutherlin – Former President and CEO of Joy Global Inc. Shaun Usmar – CEO of Triple Flag Mining Finance Ltd.; Former Senior Executive Vice President and CFO of Barrick Gold Note: Reflects board members post-emergence.

Aggressive pursuit of safe, low-cost operations Drive down cost curve Protect social license to operate Excellence in land restoration Emphasis on best products, regions and customers within essential industry In U.S., best asset base in core industry In Australia, mid-tier met assets, top-tier thermal Capital discipline with sharp return orientation Focus on EBITDA margins, ROI in excess of cost of capital; pursuing higher-return investments Management team with value focus Capitalize on excellent asset base, high-quality, aligned workforce and sustainable capital structure Leading voice for responsible mining, energy access and advanced coal technologies Focus on high-efficiency, low-emissions technology and CCUS Key Drivers of Value Creation

Appendix Photo: Jimmy Bernhard, KSDK

Peabody Mission, Values and Strategy Our Mission To create superior value as the leading global supplier of coal, which enables economic prosperity and a better quality of life. Safety: We commit to safety and health as a way of life. People: We offer an inclusive work environment and engage, recognize and develop employees. Customer Focus: We provide customers with quality products and excellent service. Excellence: We are accountable for our own success. We operate cost-competitive mines by applying continuous improvement and technology-driven solutions. Leadership: We have the courage to lead, and do so through inspiration, innovation, collaboration and execution. Sustainability: We take responsibility for the environment, benefit our communities and restore the land for generations that follow. Integrity: We act in an honest and ethical manner. Our Values Leading position in U.S. PRB and ILB basins Australian metallurgical and thermal coal platform to capture higher growth Asian markets Operational Excellence: Drive safety, productivity, cost efficiency and reclamation performance. Financial Strength: Build a capital structure that enables sustainable performance through all market cycles and generates returns to support future growth initiatives. Strategic Portfolio Management: Continually enhance the value of our portfolio; high- quality assets in the right markets. Advance Coal Mining and Use: Protect our license to operate, advocate favorable energy policy and advances in generation technology including HELE and CCUS. People: Employ the best people in the industry and align their talents to maximize their full potential. Our Strategy

2017 Targets

Sales Volumes *(tons in millions)*	
PRB	115 - 120 million
ILB	18 - 20 million
Total U.S.	145 - 155 million
Metallurgical [1]	10 - 11 million
Export Thermal [2]	13 - 14 million
Domestic Thermal	~8 million
Total Australia	31 - 33 million
Trading and Brokerage	4 - 7 million
Total Tons Sold	180 - 195 million

U.S. Operations - Revenues per Ton	
PRB	$12.40 - $12.90
ILB	$41.75 - $43.75
Total U.S.	$18.90 - $19.30

U.S. Operations - Costs per Ton	
PRB	$9.75 - $10.25
ILB	$31.25 - $33.25
Total U.S.	$14.50 - $15.00

Australia Operations - Costs per Ton [3]	
Metallurgical Costs per Ton	$85 - $95
Thermal Costs per Ton	$31 - $35
Total Australia	$51 - $54

Capital Expenditures	$160 - $190 million

Annualized Sensitivities *(Approximate annualized impact; $ in millions)* [4]	
FX (+/- $0.05)	$85 million
Fuel (+/- $10/barrel)	$30 million
Seaborne Met ($10/tonne)	$55 million
Seaborne Thermal ($5/tonne)	$35 million

Priced Position	
PRB Tons	~114 million tons
PRB Average Price	$12.67
ILB Tons	~19 million tons
ILB Average Price	$42.71

[1] Metallurgical coal sales volumes are split ~60% PCI and ~40% coking coal; Approximately 45% of seaborne metallurgical sales are executed on a spot basis, with the remainder priced under quarterly contracts.

[2] Approximately ~60% of seaborne thermal sales are executed on a spot basis, with the remainder sold under longer-term contracts.

[3] Assumes 2017 A$ FX rate of $0.75 average.

[4] Sensitivities reflect approximate impacts of changes in variables on financial performance. When realized, actual impacts may differ significantly.

Notes: 2017 Guidance assumes sale of Metropolitan Mine completed in early 2Q 2017. Peabody classifies its Australian Metallurgical or Thermal Mining segments based on the primary customer base and reserve type. A small portion of the coal mined by the Australian Metallurgical Mining segment is of a thermal grade and vice versa. Peabody may market some of its metallurgical coal products as a thermal product from time to time depending on industry conditions. Per ton metrics presented above are non-GAAP measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. Upon emergence, Peabody expects to have approximately 137 million common shares on a fully diluted basis, including the impact of the preferred shares and associated make-whole premiums upon conversion. Guidance does not reflect the impact of fresh start accounting.

Peabody

22

Peabody at a Glance: Pre and Post Emergence

Challenges	Pre-Filing	Post-Filing
High debt levels	• Attempted multiple debt exchanges	• Reducing debt by $5.2 billion to $1.97 billion
Uncertainty around coal mine reclamation bonding	• Self bonding agreements in Wyoming, New Mexico, Indiana and Illinois with compliance discretion by the states • Surety bonds supporting coal mine reclamation	• Reduced U.S. bonding requirements by ~$450 million from 2015 through restoration, bond release and review of bonding calculations • 100% third-party bonding facilities at reasonable collateral requirements
Fixed charges	• SG&A reduced to lowest levels in a decade; includes headcount reductions and office closures	• Completed final LBA payment • No new LBAs needed for nearly a decade
Australia platform	• Significant losses from pricing declines • Excluded from U.S. Chapter 11 protection • Entered into $250 million intercompany facility to protect the business	• Pursuing additional cost reductions • Burton placed on care and maintenance • Targeting sale of Metropolitan mine for $200 million • Strengthening Australian met coal platform
Legacy currency and fuel hedging	• Up to ~$100 million in losses per quarter • No new currency hedging since 2014	• Settled as part of Chapter 11 • New options-based approach to mitigate material risks
Contracts		• Renegotiation and restructuring of various supplier contracts and capital leases to achieve more favorable terms
Legacy liabilities	• Amended VEBA agreement with UMWA to improve cash flows by $70 million • Patriot MEPP claim totals $642 million • Gold Fields/Blue Tee liabilities from Hanson spinoff • Kinder Morgan take-or-pay agreement	• Settled MEPP claim for $75 million • Gold Fields liabilities funded with trust • Negotiated reduction in port access • Modified non-qualified pension and 401(k) plans

Peabody

23

Summary Exit Financing Terms

	First Lien Sr. Secured Term Loan	First Lien Sr. Secured Notes
Size	• $950 million	• $1,000 million
Tenor	• 5 Years	• 5 Years and 8 years
Pricing	• L + 4.50% (subject to 1% Libor floor)	• 6.000% notes due March 2022 ($500M) • 6.375% notes due March 2025 ($500M)
OID	• 99.5%	• None (issued at par)
Amortization	• 1.0% per annum	• None
Mandatory Repayments	• 75% Excess Cash Flow (ECF) sweep with step downs to 50% and 25% based on Total Leverage Ratio (net) • Net proceeds from asset sales with FMV above $10 million (if not reinvested within 360 days)	• No Excess Cash Flow (ECF) sweep • Net proceeds from asset sales with FMV above $10 million (if not reinvested within 360 days), on a pro rata basis with Term Loan
Voluntary Repayments	• Fully prepayable with internally generated cash without premium or penalty	• Call Protection for first 2-3 years (notes may be redeemed subject to make whole premium) • After non-call period, the notes are callable, in whole or in part (at redemption prices below)
Call Protection	• 101 "soft" call for repricing and refinancings before 12 month anniversary	• 6.000% Notes due 2022 (non-call two years) - 2019: 103.000% - 2020: 101.500% - 2021 and thereafter: 100.000% • 6.375% Notes due 2025 (non-call three years) - 2020: 104.781% - 2021: 103.188% - 2022: 101.594% - 2023 and thereafter: 100.00%

Peabody

24

Mandatorily Convertible Preferred Equity Summary Terms Mandatorily Convertible Preferred Equity (Private Placement) Issuer Peabody Energy Corporation The Preferred Equity Mandatorily convertible preferred equity Amount $750 million Maturity None Private Placement Premiums An initial commitment premium equal to 8.0% of the $750mm committed amount 2.5% monthly ticking fee beginning on 03-April-2017 until the Effective Date Dividend Rate 8.5% PIK per annum, payable semi-annually Dividends shall accumulate to the extent not paid Dividend Preference Preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over any junior class of capital stock issued by the Issuer and its subsidiaries Conversion at the Option of the Holder Convertible into Common Stock at any time, at the option of the holder, at a conversion price based on a discount of 35% to plan equity value, subject to anti-dilution protection Mandatory Conversion Automatically converts into shares of Common Stock at the conversion price if the volume weighted average price of the Common Stock exceeds 130% of the plan common equity value for a least 45 trading days in a 60 consecutive trading day period, including each of the last 20 days in such 60 consecutive trading day period If Mandatory Conversion occurs within the first 36 months after the Effective Date, the applicable conversion price will be adjusted to reflect the amount of dividends that would otherwise have been payable within the first 36 months During the first 45 trading days post Effective Date, a Mandatory Conversion will be deemed to have occurred if the volume weighted average price of Common Stock exceeds 150% of the plan common equity value for at least 10 trading days, including each of the last 5 of the 10 trading days when the threshold is achieved If holders of at least 66 2/3% of all outstanding Preferred Equity (the “Electing Holders”) elect to convert, then all Preferred Equity outstanding not held by the Electing Holders shall automatically convert simultaneously and on the same terms as the Preferred Equity held by the Electing Holders

Executing U.S. Bonding Solution Best Serving Capital Structure Upon Emergence

- U.S. reclamation liabilities fully accounted for through ARO liability of ~$470 million
- Third-party bonding facilities total $1.27 billion on emergence
  - Reduced by ~$450 million from 2015 through restoration, bond release and review of bonding calculations
- Believe we continue to qualify for self-bonding and may pursue in future should circumstances warrant

Peabody Approach

- Land restoration essential part of coal mining process
- Concurrent reclamation and sharp focus results in smaller footprint
  - Reclaimed 1.7 acres for every acre disturbed in 2016
- ~$175 million spent to restore more than 48,000 acres of land over past decade
  - $530 million paid to federal abandoned mined lands (AML) program for others' reclamation
- Peabody recognized with 90 environmental honors globally since 2000

Peabody

Note: ARO liability as of Dec. 31, 2016.

26

Changes expected from new administration, Congress At macro level, we believe pro-growth, tax and regulatory changes will be positive Favorable expectations on coal mining regulations while continuing to protect environment (Stream Protection Rule Repeal) Coal recognized as important part of energy mix, including expected removal of Clean Power Plan New policies also expected to benefit international clean coal technology investment by other nations, development banks Pro-supply policies could also increase competition from natural gas, whilst supporting LNG/gas exports For Peabody, advancing high-efficiency low-emissions (HELE) generation and carbon capture projects remains a priority in any political environment Changing U.S. Political Landscape: Implications for Energy Supply/Demand

SG&A Best Among Public Peers Despite More Complex Global Nature

- Lowest SG&A ratio of public peers at 2.8% of revenue
- Actions include:
  - Eliminated ~50% of corporate positions
  - Closed 10 international and regional U.S. offices
  - Streamlined reporting relationships and increasing manager span of control
  - Implemented shared services group to serve global operations and eliminate duplication



2016 SG&A
(Percentage of Revenue)
8%
6%
4%
2%
0%
2.8%
2.9%
3.8%
4.2%
6.4%
7.5%
BTU
Peer A
Peer B
Peer C
Peer D
Peer E



SG&A Headcount
1,200
900
600
300
0
~1,200
~1,100
~1,000
~700
~600
2012
2013
2014
2015
2016

Peabody

Source: Public SEC filings of peers. Note: Other U.S. coal producers include: Alliance Resource Partners, Arch Coal, Cloud Peak Energy, Consol Energy, Foresight Energy.

28

Peabody – Leader in Powder River Basin Operates flagship North Antelope Rochelle Mine – World’s largest coal mine Ability to optimize equipment and resources among Peabody mines Well-positioned on joint line

North Antelope Rochelle Mine Rail Loop and Train Loading Extensive rail infrastructure that is optimized by a unique train staging and loading operation. Accommodates up to ten trains on site, allows trains to run directly through to mine and complies with onsite staging targets NARM rail infrastructure is one of most extensive on PRB joint line with two separate loops; 3 entry/exit points, which allow for simultaneous arrivals and departure

Expanding Margins Through Productivity and Cost Approach, Contracting Strategies A 400-ton haul truck is accompanied by a supervisor’s SUV at Peabody’s North Antelope Rochelle Mine, which sourced approximately 15% of total U.S. coal shipments in 2016.

Peabody Operations – North Antelope Rochelle Mine

Metallurgical Coal: Coking Coal and PCI Used in Steel Making Process Coking Coal: Includes qualities that when heated to a high temperature in a coke oven produces coke Coke provides heat, chemical reduction and physical support to iron-ore as it is converted to pig-iron in the blast furnace Pulverized Coal Injection (PCI): Finely ground coal that is blown into base of blast furnace to provide energy and carbon Increases economic efficiency of steel making by using lower cost coal to reduce consumption and processing of high-cost coking coals (coke) Blast Furnace Coke, Limestone and Iron Ore Pig iron Contaminants (slag) PCI

Longwall at North Goonyella Mine

Reconciliation of Non-GAAP Measures

	Year Ended December 31,				
	2016	2015	2014	2013	2012
Tons Sold (In Millions)					
Powder River Basin Mining Operations	113.1	138.8	142.6	135.2	140.3
Midwestern U.S. Mining Operations	18.3	21.2	25.0	26.3	27.4
Western U.S. Mining Operations	13.7	17.9	23.8	23.6	24.9
Australian Metallurgical Mining Operations	13.4	15.7	17.2	15.0	14.0
Australian Thermal Mining Operations	21.3	20.1	21.0	19.9	19.0
Trading and Brokerage Operations	7.0	15.1	20.2	31.7	22.9
Total	186.8	228.8	249.8	251.7	248.5
Revenues (In Millions)					
Powder River Basin Mining Operations	$ 1,473.3	$ 1,865.9	$ 1,922.9	$ 1,767.3	$ 1,983.0
Midwestern U.S. Mining Operations	792.5	981.2	1,198.1	1,335.5	1,403.7
Western U.S. Mining Operations	526.0	682.3	902.8	902.3	966.3
Australian Metallurgical Mining Operations	1,090.4	1,181.9	1,613.8	1,773.4	2,187.5
Australian Thermal Mining Operations	824.9	823.5	1,058.0	1,131.2	1,316.1
Trading and Brokerage Operations	(10.9)	42.8	58.4	66.0	199.9
Other	19.1	31.6	38.2	38.0	21.0
Total	$ 4,715.3	$ 5,609.2	$ 6,792.2	$ 7,013.7	$ 8,077.5
Reconciliation of Non-GAAP Financial Measures					
Loss from continuing operations, net of income taxes	$ (674.3)	$ (1,813.9)	$ (749.1)	$ (286.0)	$ (470.9)
Depreciation, depletion and amortization	465.4	572.2	655.7	740.3	663.4
Asset retirement obligation expenses	41.8	45.5	81.0	66.5	67.0
Asset impairment and mine closure costs	247.9	1,277.8	154.4	528.3	929.0
Selling and administrative expenses related to debt restructuring	21.5	-	-	-	-
Settlement charges related to the Patriot bankruptcy reorganization	-	-	-	30.6	-
Change in deferred tax asset valuation allowance related to equity affiliates	(7.5)	(1.0)	52.3	-	-
Amortization of basis difference related to equity affiliates	-	4.9	5.7	6.3	4.6
Interest income	(5.7)	(7.7)	(15.4)	(15.7)	(24.5)
Interest expense	298.6	465.4	426.6	408.3	402.3
Loss on early debt extinguishment	29.5	67.8	1.6	16.9	3.3
Reorganization items, net	159.0	-	-	-	-
Income tax (benefit) provision	(84.0)	(176.4)	201.2	(448.3)	262.3
Adjusted EBITDA(1)	$ 492.2	$ 434.6	$ 814.0	$ 1,047.2	$ 1,836.5
Adjusted EBITDA(1) (In Millions)					
Powder River Basin Mining Operations	$ 379.9	$ 482.9	$ 509.0	$ 435.4	$ 542.0
Midwestern U.S. Mining Operations	217.3	269.7	306.9	426.0	405.6
Western U.S. Mining Operations	101.6	184.6	266.9	258.0	279.7
Australian Metallurgical Mining Operations	(16.3)	(18.2)	(151.1)	(120.0)	238.4
Australian Thermal Mining Operations	217.6	193.6	264.1	270.0	337.7
Trading and Brokerage Operations	(72.2)	27.0	14.9	(19.9)	119.7
Other	(335.7)	(705.0)	(396.7)	(202.3)	(86.6)
Adjusted EBITDA(1)	$ 492.2	$ 434.6	$ 814.0	$ 1,047.2	$ 1,836.5
Selling and administrative expenses for certain employee compensation programs related to the Chapter 11 Cases	5.7				
Restructuring charges	15.5				
UMWA VEBA Settlement	(68.1)				
Corporate hedging	241.0				
Adjusted EBITDAR(2)	$ 686.3				

(1) Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expense, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments' operating performance as set forth in the reconciliation. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

(2) Adjusted EBITDAR is a non-GAAP financial metric and is defined as Adjusted EBITDA further adjusted to exclude the impact of certain employee compensation programs related to the Chapter 11 Cases, restructuring charges, the UMWA VEBA Settlement, and corporate hedging.

Peabody

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